EXHIBIT 99.1

 Contact:   Zhongpin Inc.                  Crocker Coulson, President
            Yuanmei Ma                     Leslie Richardson, Financial Writer
            Chief Financial Officer        CCG Elite
            Phone: 86 010 828 61788        Phone: 646-213-1915
                                           Crocker.coulson@ccgir.com
                                           Leslie.richarsdon@ccgir.com


[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

                     ZHONGPIN INC. ANNOUNCES CONFERENCE CALL
                      TO DISCUSS FIRST QUARTER 2007 RESULTS

Changge City, Henan Province, PRC - May 2, 2007 - Zhongpin Inc. (OTC BB: ZHNP) today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, May 10, 2007 to discuss its first quarter 2007 results.

Hosting the call will be Crocker Coulson, President of CCG Elite, joined by Mr. Xianfu Zhu, Chairman and Chief Executive Officer, Ms. Yuanmei Ma, Vice President and Chief Financial Officer, and Mr. Baoke Ben, Executive Vice President of Zhongpin. Zhongpin plans to distribute its earnings announcement earlier that same day.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-482-0024. International callers should dial 617-801-9702. When prompted by the operator, mention Conference Passcode 13070363.

If you are unable to participate in the call at this time, a replay will be available on Thursday, May 10, 2007 at 11:00 a.m. Eastern Time, through Thursday, May 17, 2007. To access the replay dial 888-286-8010 and enter the conference passcode 76424937. International callers should dial 617-801-6888 and enter the same passcode 76424937.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zpfood.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

ABOUT ZHONGPIN INC.

Zhongpin is a meat and food processing company that specializes in pork and pork products, fruits and vegetables, in the PRC. Its distribution network in the PRC spans more than twenty provinces and includes over 2,700 retail outlets. Zhongpin's export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan, and South Korea. For more information contact CCG Elite directly or visit Zhongpin's website at www.zpfood.com.

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Source: Zhongpin Inc.